GT Global Investor Services, Inc. ("GT Services")
Attn: Earle A. Malm II
California Plaza
2121 N. California Boulevard
Suite 450
Walnut Creek, CA 94596

      Re:   Transfer Agency Agreement for Growth Portfolio (the "Company")

Dear Earle:

      We are writing to inform you about the proposed reorganization of Growth Portfolio (the "Company") into a newly organized Delaware business trust, Growth Portfolio (the "Trust"). In connection with this transaction, which is scheduled to close on May 29, 1998, it is anticipated that each series of the Company listed on Schedule A to this letter (each an "Old Fund") will transfer all of its assets to the corresponding series listed on Schedule A (each a "New Fund") in exchange solely for shares of beneficial interest in such New Fund and such New Fund's assumption of such Old Fund's liabilities.

      Consistent with the "Amendments" provision in Section XXII of the Transfer Agency Contract of October 18, 1995, (the "Contract"), between the Company and GT Global Investor Services, Inc., the Company hereby requests that, as of the close of business on May 29, 1998, you act under the terms of the Contract, including the fee schedule relating thereto, as Transfer Agent for each New Fund, which shall be deemed to have succeeded to the corresponding Old Fund's obligations, rights, and duties under the Contract.

      The Company hereby further requests that you agree that the obligations of the Trust under the Contract shall not be binding upon any of the Trust's trustees, shareholders, nominees, officers, agents, or employees of the Trust personally, but shall be binding only upon the assets and property of the New Fund or New Funds to which such obligations relate.

      Please indicate your acceptance of the foregoing by executing two copies of this Letter Agreement, returning one copy to the Company and retaining one for your records.

                                   Sincerely,

                                    GROWTH PORTFOLIO



                                    --------------------------
                                    William J. Guilfoyle
                                    President



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Accepted by GT Global Investor Services, Inc.


------------------------------
Earle A. Malm II
Chief Operating Officer


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                                   SCHEDULE A




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GROWTH PORTFOLIO                        GROWTH PORTFOLIO
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Small Cap Growth Portfolio              Small Cap Portfolio
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Value Portfolio                         Value Portfolio